Exhibit 3.1

COVANCE INC.

A Delaware corporation

AMENDED AND RESTATED BY-LAWS

COVANCE INC.

A Delaware corporation

AMENDED AND RESTATED BY-LAWS

i

ii

AMENDED AND RESTATED BY-LAWS

OF

COVANCE INC.

ARTICLE I

STOCKHOLDERS

Section 1.01                             Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, if any, either within or outside the State of Delaware, at such time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting.

Section 1.02                             Special Meetings.  Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.  Such special meetings of the stockholders shall be held at such places, if any, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03                             Notice of Meetings.  The Secretary or any Assistant Secretary shall cause written notice of the date, time and place, if any, of each meeting of the stockholders to be given, at least ten but not more than sixty days prior to the meeting, to each stockholder of record entitled to vote.  Such notice shall be given either personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder.  Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.  Such further notice shall be given as may be required by law.  Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing or waive such notice by electronic transmission, whether before or after the time of such meeting.

Section 1.04                             Business Transacted at Special Meetings of Stockholders.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 1.05                             Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.06                             Quorum.  Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the presence at any stockholders meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 1.07                             Voting; Proxies.  Except as otherwise provided by or pursuant to the provisions of the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of stockholders need not be by written ballot.  Each Director to be elected by stockholders shall be elected by the vote of a majority of the votes cast with respect to the nominee for Director at any meeting for the election of Directors at which a quorum is present, provided that if as of the later of (a) the fourteenth (14th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders and (b) the expiration of the period of time during which stockholders are entitled to nominate persons for election as Director in accordance with these By-Laws, the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.  For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a nominee for Director must exceed the number of votes cast “against” that nominee for Director (with abstentions and broker non-votes not counted as votes cast either “for” or “against” such nominee’s election).  If a nominee for Director (other than an incumbent Director) is not elected, the Board of Directors may fill the resulting vacancy by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director, and any Director so elected shall hold office until the next election of the class for which such Director shall have been chosen and until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation, disqualification or removal.  If an incumbent Director is not re-elected, such Director shall tender his or her resignation to the Board of Directors, contingent on the acceptance of such resignation by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by press release or filing with the Securities and Exchange Commission) its decision and, if applicable, the reasons for rejecting the resignation within ninety (90) days from the date of the certification of the election results. The incumbent Director who has tendered his or her resignation to the Board of Directors shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors.  If an incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to hold office until the next election of the class for which such Director shall have been chosen and until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation, disqualification or removal.  All other questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Restated Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and casting votes thereon (with abstentions and broker non-votes not counted as votes cast on such question).

Section 1.08                             Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.09                             Notice of Nominations and Stockholder Business.

(a)                                 Annual Meeting of Stockholders.

(1)                                 Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.09, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.09.

(2)                                 For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.

(3)                                 To be timely for purposes of advance notice requirements, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record and directly or indirectly by such stockholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (E) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (I) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (J) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(4)                                 Notwithstanding anything in paragraph (a)(3) of this Section 1.09 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.09 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.09, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.09.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) of this Section 1.09 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Section 1.09 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.09.  Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting, was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.09 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3) of this Section 1.09)  and, if any proposed nomination or business was not made or proposed in compliance with this Section 1.09, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.09, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.09, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           For purposes of this Section 1.09, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09.  Nothing in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Section 1.10          Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01          General Powers.  The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Restated Certificate of Incorporation, except such powers as are, by statute, by the Restated Certificate of Incorporation or by these By-Laws, vested solely in the stockholders of the Corporation.  No Director need be a stockholder of the Corporation.

Section 2.02          Number and Term of Office.  The Board of Directors shall consist of such number (but in no event less than three nor more than twelve) of Directors as may be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors.  Each Director (whenever elected) shall hold office until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 2.03          Annual and Regular Meetings.  The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year as soon as possible after the annual meeting of the stockholders at the place of such annual meeting of the stockholders, and notice of such annual meeting of the Board of Directors shall not be required to be given.  The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place (which may be within or outside the State of Delaware) thereof.  Notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be given personally or by telephone or sent by mail, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law, promptly to each Director who shall not have been present at the meeting at which such action was taken.

Section 2.04          Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President (or, in the absence or disability of the Chairman of the Board and the President, by any Vice President), or by any two Directors, at such time and place (which may be within or outside of the State of Delaware) as may be specified in the respective notices or waivers of notice thereof.  Special meetings of the Board of Directors may be called on forty-eight (48) hours notice to each Director, personally or by telephone, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law, or on four days’ notice by mail.  Notice of any special meeting need not be given to any Director who shall be present at such meeting, or to any Director who shall waive notice of such meeting in writing or by electronic transmission, whether before or after the time of such meeting, and any business may be transacted thereat.  No notice need be given of any adjourned meeting.

Section 2.05          Telephonic Meetings.  Directors may participate in a meeting of the Board of Directors, or a meeting of any committee designated by the Board, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 2.06          Quorum and Vote.  At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors under Section 2.02 hereof shall be necessary and sufficient to constitute a quorum for the transaction of business.  Except when otherwise required by the Restated Certificate of Incorporation, these By-Laws or applicable law, the vote of a majority of the total number of Directors present and acting at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, until a quorum shall be present.

Section 2.07          Action Without a Meeting.  Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission.  Such consent, whether in writing or by electronic transmissions, and any counterparts thereof shall be filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

Section 2.08          Manner of Acting.  The Directors shall act only as a Board, and the individual Directors shall have no power as such, except as permitted by statute.

Section 2.09          Resignations.  Any Director may resign at any time by delivering a written resignation, or resignation by electronic transmission, to the Chairman of the Board, if any, the President, a Vice President, the Secretary or any Assistant Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.10          Reliance on Accounts and Reports, etc.  A Director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.11          Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  The Corporation has, by resolution of the Board of Directors, elected to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware.

ARTICLE III

OFFICERS

Section 3.01          Number and Designation.  The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, a President, a Vice President, a Secretary, a Controller and a Treasurer who shall hold office until such officer’s successor is chosen and qualified or such officer’s earlier resignation or removal.  The Board of Directors may also choose additional Corporate Vice Presidents and Vice Presidents, and one or more Assistant Secretaries, Assistant Controllers and Assistant Treasurers.  Any one or more of such Corporate Vice Presidents and Vice Presidents may be designated as Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President or Senior Vice President.  Any number of offices may be held by the same person, except that no person shall simultaneously hold the offices of Chairman or President and Secretary, Treasurer or Controller.  The Chairman shall be a member of the Board of Directors.  The Board may also designate any Vice Presidents as Chief Financial Officer and as General Counsel.

Section 3.02          Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The Board of Directors may also delegate its Chairman or the President to appoint and remove such additional officers as the Chairman or the President, as the case may be, shall designate in writing, with such limited authority as shall be set forth in writing, and such appointments shall be reported to the Board of Directors.

Section 3.03          Election.  The Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting, shall choose the officers of the Corporation.  If any officers are not chosen at an annual meeting, such officers may be chosen at any subsequent regular or special meeting.

Section 3.04          Removal and Vacancies.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, either with or without cause, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.05          Duties of the Chairman of the Board of Directors.  The Chairman of the Board of Directors, if present, shall preside at all stockholders’ meetings and all meetings of the Board at which he is present and shall have such other duties as shall be assigned to him or her by the Board of Directors.  The Chairman may be the Chief Executive Officer of the Corporation.

Section 3.06          Duties of the President.  The President shall have direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and may be the Chief Executive Officer and/or the Chief Operating Officer of the Corporation.  In the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, the President shall also have the duties of the Chairman of the Board.

Section 3.07          Duties of the Vice President.  In the event of the absence or disability of the Chairman of the Board and the President, the Corporate Executive Vice President, Executive Vice President, Corporate Senior Vice President or Senior Vice President, if any, or if absent, any Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.  Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors or the President.  An Executive Vice President may be the Chief Operating Officer of the Corporation.

Section 3.08          Duties of the Secretary.  The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the stockholders and of the Board of Directors and of any committee of the Board of Directors in one or more books to be kept for that purpose; shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary.

Section 3.09          Duties of the Treasurer.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all of his or her transactions as Treasurer and shall perform such other duties as may be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Treasurer.

Section 3.10          Duties of the Controller.  The Controller shall be the chief accounting officer of the Corporation.  The Controller shall keep or cause to be kept all books of account and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation.  The Controller shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall perform such other duties as may be assigned to him or her by the President or the Board of Directors; and, in general, shall perform all duties incident to the office of Controller.

Section 3.11          Duties of the Assistant Secretary.  The Assistant Secretary, if any, shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.

Section 3.12          Duties of the Assistant Controller.  The Assistant Controller, if any, shall, in the absence or disability of the Controller, exercise the powers and perform the duties of the Controller, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.

Section 3.13          Duties of the Assistant Treasurer.  The Assistant Treasurer, if any, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the

Treasurer, and shall perform such other duties as shall be assigned to him or her by the President or the Board of Directors.

ARTICLE IV

EXECUTION OF INSTRUMENTS; DEPOSITS; FINANCES

Section 4.01          General.  Subject to the provisions of Sections 4.02, 4.03 and 4.04 hereof, all deeds, documents, transfers, contracts, and agreements and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, the President, a Vice President or the Treasurer, or as the Board of Directors may otherwise from time to time authorize by resolution.  Any such authorization may be general or confined to specific instances.

Section 4.02          Corporate Indebtedness.  No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board of Directors.  Such authorizations of the Board may be general or confined to specific instances.  Loans authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, entity or individual.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans as the Board shall authorize shall be made, executed and delivered as the Board of Directors shall authorize.  All notes and other obligations or evidences of indebtedness permitted hereunder without authorization of the Board of Directors shall be signed by the President, a Vice President or the Treasurer.  When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness to the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 4.03          Checks, Drafts, etc.  All checks, drafts, bills of exchange or orders for the payment of money, issued in the name of the Corporation, shall be signed only by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

Section 4.04          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.  The Board of Directors may make such special rules and regulations with respect to such bank amounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by the Treasurer or such other person or persons and in such manner as may from time to time be designated by the Board of Directors.

Section 4.05          Dividends.  Dividends upon the stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Such declaration may be continuing or limited to a specific payment or distribution.  Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Restated Certificate of Incorporation.

Section 4.06          Fiscal Year.  The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01          Certificates of Stock.  Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Any or all the signatures on any such certificate may be a facsimile.

ARTICLE VI

SEAL; OFFICES; EXCLUSIVE FORUM

Section 6.01          Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.02          Offices.  The Corporation may have offices at such other places both within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 6.03          Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the

State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE VII

INDEMNIFICATION

Section 7.01          Indemnification.  (a) No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)           Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding’’), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action either in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to be indemnified conferred in this Section 7.01 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.  The Corporation may, by action of its Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(c)           The indemnification provided by this Section 7.01 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the Restated Certificate of Incorporation of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

(d)           If a claim under paragraph (b) of this Section 7.01 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard or conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

(e)           The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(f)            Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

AMENDMENTS

Section 8.01          Amendments.  The Board of Directors shall have the right to make, alter or repeal the By-Laws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any By-Law made by the Board of Directors.